Exhibit 99.1

FOR IMMEDIATE RELEASE

December 12, 2019	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR THE FISCAL FOURTH QUARTER AND YEAR ENDED SEPTEMBER 24, 2019

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Bad Daddy’s Burger Bar, a full-service premium burger bar concept, and Good Times Burgers & Frozen Custard, a regional quick-service restaurant chain focused on fresh, high-quality, all-natural products, today reported financial results for the fiscal fourth quarter and year ended September 24, 2019.

Key highlights of the Company’s financial results include:

•	Total Revenues increased 7.0% to $28.8 million for the quarter and 11.2% to $110.8 million for the year

•	Total Restaurant Sales for Bad Daddy’s restaurants increased 7.0% to $20.0 million for the quarter and increased 18.3% to $79.8 million for the year

•	The Company opened two Bad Daddy’s restaurants during the fourth quarter, bringing the total new development for the year to four restaurants

•	Total Restaurant Sales for Good Times restaurants increased $0.6 million for the quarter to $8.5 million and decreased $1.1 million to $30.0 million for the year

•	Same Store Sales for company-owned Bad Daddy’s restaurants decreased 1.3% for the quarter and decreased 0.2% for the year

•	Same Store Sales for company-owned Good Times restaurants increased 7.2% for the quarter and decreased 0.4% for the year

•	Net Loss Attributable to Common Shareholders was $4.2 million for the quarter including $2.8 million of asset impairment costs, $0.8 million of pre-opening costs, and $0.8 million of accrued non-recurring severance costs in connection with the separation of the Company’s former CEO in October 2019

•	For the year, Net Loss Attributable to Common Shareholders was $5.1 million

•	Adjusted EBITDA* (a non-GAAP measure) for the quarter was $1.5 million and $5.4 million for the year

•	The Company ended the quarter with $2.7 million in cash and $12.9 million drawn against its senior credit facility

Ryan M. Zink, the Company’s Acting Chief Executive Officer, said “Fiscal 2019 saw significant erosion in margins, primarily due to higher wage costs and significant opt-in by our customers to our third-party delivery option, as well as the de-leveraging impact of lower unit volumes at some of our class of 2018 and the first of our class of 2019 restaurants. Our focus during fiscal 2020 has shifted from unit growth to stabilization of margins and earnings growth through improving unit-level performance at our existing restaurants. We have opened four restaurants during the past three months, all of which are performing at or above our sales target for new restaurants. Our guidance for fiscal 2020 calls for Adjusted EBITDA of approximately $6.0 to $6.2 million, reflecting the expectation that we will stabilize EBITDA margins on a year-over-year basis with a view that such margins will be expansionary in future years, coupled with new restaurant development resuming in fiscal 2021.”

Fiscal 2020 Outlook:

Additionally, the Company provided guidance for fiscal 2020:

•	Total revenues of approximately $120 to $123 million

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•	Total revenue estimates assume generally flat same store sales for the year for Bad Daddy’s and same store sales increases of approximately 3.5% for Good Times

•	General and administrative expenses of approximately $8.5 to $8.7 million including approximately $400,000 to $450,000 of non-cash equity compensation expense

•	No additional restaurant openings during fiscal 2020

•	Net loss of approximately $0.5 to $0.7 million, including approximately $0.9 million of pre-opening costs

•	Total Adjusted EBITDA* between $6.0 and $6.2 million

•	Capital expenditures (net of tenant improvement allowances) of approximately $1.7 million including approximately $0.6 million related to the two stores opened in October and December 2019.

•	Fiscal year-end long-term debt of approximately $10.7 to $11.2 million

*For a reconciliation of restaurant level operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

Conference Call: Management will host a conference call to discuss its fourth quarter 2019 financial results on Thursday, December 12, 2019 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Ryan M. Zink its Acting Chief Executive Officer and its Chief Financial Officer and Treasurer.

The conference call can be accessed live over the phone by dialing (888) 339-0806 and requesting the Good Times Restaurants (GTIM) call. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) owns, operates, franchises and licenses 39 Bad Daddy’s Burger Bar restaurants through its wholly-owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly-owned subsidiaries, Good Times Restaurants Inc. operates and franchises a regional quick-service restaurant chain consisting of 34 Good Times Burgers & Frozen Custard restaurants focused on fresh, high quality, all-natural products which are located primarily in Colorado.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 25, 2018 filed with the SEC. Although Good Times may from time to time voluntarily update its forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Good Times Restaurants Inc CONTACTS:

Ryan Zink, Acting Chief Executive Officer

Chief Financial Officer and Treasurer (303) 384-1432

Christi Pennington (303) 384-1440

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Fiscal Quarter Ended		Year-To-Date
Statement of Operations	Sept. 24, 2019	Sept. 25, 2018	Sept 24, 2019	Sept 25, 2018
Net revenues:
Restaurant sales	$28,519	$26,635	$109,800	$98,564
Franchise revenues	240	229	958	1,007
Total net revenues	28,759	26,864	110,758	99,571

Restaurant operating costs:
Food and packaging costs	8,516	8,102	32,471	30,256
Payroll and other employee benefit costs	10,763	9,577	41,221	35,653
Restaurant occupancy costs	2,134	1,983	8,355	7,261
Other restaurant operating costs	3,069	2,657	11,470	9,283
Pre-opening costs	825	1,101	1,774	2,784
Depreciation and amortization	1,118	1,040	4,345	3,705
Total restaurant operating costs	26,425	24,460	99,636	88,942

General and administrative costs	3,063	1,973	9,461	7,857
Advertising costs	511	472	2,352	2,322
Franchise costs	7	9	38	41
Asset impairment charge	2,771	-	2,771	72
Gain on disposal of restaurants and equipment	(10)	(9)	(5)	(35)
Income (loss) from operations	(4,008)	(41)	(3,495)	372

Other income (expense):
Interest income (expense), net	(192)	(118)	(753)	(388)
Other income (expense)	1	(1)	-	(1)
Total other expense	(191)	(119)	(753)	(389)
Net loss	(4,199)	(160)	(4,248)	(17)
Loss (income) attributable to non-controlling interests	23	(164)	(889)	(1,017)
Net loss attributable to common shareholders	$(4,176)	$(324)	$(5,137)	$(1,034)

Basic and diluted loss per share	$(0.33)	$(0.03)	$(0.41)	$(0.08)

Basic and diluted weighted average common shares outstanding	12,540	12,474	12,523	12,464

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

	September 24, 2019	September 25, 2018
Balance Sheet Data
Cash and cash equivalents	$2,745	$3,477

Current assets	$4,915	$6,381
Property and equipment, net	35,677	35,245
Other assets	19,313	19,324
Total assets	$59,905	$60,950

Current liabilities, including capital lease obligations and long-term debt due within one year	$9,228	$8,335
Long-term debt due after one year	12,850	7,472
Other liabilities	8,907	7,922
Total liabilities	$30,985	$23,729

Stockholders’ equity	$28,920	$37,221

Supplemental Information (dollars in thousands):

	Bad Daddy’s Burger Bar		Good Times Burgers & Frozen Custard
	----------------------------------------Fiscal Fourth Quarter----------------------------------------
	2019	2018	2019	2018

Restaurant sales	$20,039	$18,722	$8,480	$7,913
Restaurants opened during period	2	5	-	-
Restaurants closed during period	-	-	-	-
Restaurants open at period end	35	31	26	26

Restaurant operating weeks	432	367	338	338

Average weekly sales per restaurant	$46.4	$51.0	$25.1	$23.4

	Bad Daddy’s Burger Bar		Good Times Burgers & Frozen Custard
	--------------------------------------------Fiscal Year--------------------------------------------
	2019	2018	2019	2018

Restaurant sales	$79,753	$67,428	$30,047	$31,136
Restaurants opened during period	4	9	-	0
Restaurants closed during period	-	-	-	2
Restaurants open at period end	35	31	26	26

Restaurant operating weeks	1,699	1,341	1,699	1,400

Average weekly sales per restaurant	$46.9	$50.3	$22.2	$22.2

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	------------------------------------------------------------Fiscal Quarter Ended------------------------------------------------------------
	September 24, 2019		September 25, 2018		September 24, 2019		September 25, 2018		Sept 24, 2019	Sept 25, 2018

Restaurant sales	$20,039	100.0%	$18,722	100.0%	$8,480	100.0%	$7,913	100.0%	$28,519	$26,635
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	5,869	29.3%	5,509	29.4%	2,647	31.2%	2,593	32.8%	8,516	8,102
Payroll and benefits costs	7,721	38.5%	6,859	36.6%	3,042	35.9%	2,718	34.3%	10,763	9,577
Restaurant occupancy costs	1,392	6.9%	1,234	6.6%	742	8.8%	749	9.4%	2,134	1,983
Other restaurant operating costs	2,334	11.6%	1,984	10.6%	735	8.7%	673	8.5%	3,069	2,657
Restaurant-level operating profit	$2,723	13.6%	$3,136	16.8%	$1,314	15.5%	$1,180	14.9%	$4,037	$4,316

Franchise advertising contributions and net royalty income									240	229
Deduct - Other operating:
Depreciation and amortization									1,118	1,040
General and administrative									3,063	1,973
Advertising costs									511	472
Franchise costs									7	9
Gain on restaurant asset sale									(10)	(9)
Asset impairment charge									2,771	-
Preopening costs									825	1,101
Total other operating									8,285	4,586

Loss from operations									$(4,008)	$(41)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
Year-To-Date
	September 24, 2019		September 25, 2018		September 24, 2019		September 25, 2018		Sept 24, 2019	Sept 25, 2018

Restaurant sales	$79,753	100.0%	$67,428	100.0%	$30,047	100.0%	$31,136	100.0%	$109,800	$98,564

Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	23,006	28.8%	20,048	29.7%	9,465	31.5%	10,208	32.8%	32,471	30,256
Payroll and other employee benefit costs	30,224	37.9%	24,861	36.9%	10,997	36.6%	10,792	34.7%	41,221	35,653
Restaurant occupancy costs	5,413	6.8%	4,348	6.4%	2,942	9.8%	2,913	9.4%	8,355	7,261
Other restaurant operating costs	8,894	11.2%	6,719	10.0%	2,576	8.6%	2,564	8.2%	11,470	9,283
Restaurant-level operating profit	$12,216	15.3%	$11,452	17.0%	$4,067	13.5%	$4,659	14.9%	$16,283	$16,111

Franchise royalty income, net									958	1,007
Deduct - Other operating:
Depreciation and amortization									4,345	3,705
General and administrative									9,461	7,857
Advertising costs									2,352	2,322
Franchise costs									38	41
Gain on restaurant asset sale									(5)	(35)
Asset impairment charge									2,771	72
Preopening costs									1,774	2,784
Total other operating									20,736	16,746

Income (loss) from operations									$(3,495)	$372

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2019 and fiscal 2018, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA (Thousands of US Dollars)

	Fiscal Quarter Ended		Year-to-Date
	Sept 24, 2019	Sept 25, 2018	Sept 24, 2019	Sept 25, 2018
Adjusted EBITDA:
Net loss, as reported	$(4,176)	$(324)	$(5,137)	$(1,034)
Depreciation and amortization [1]	1,105	977	4,262	3,528
Interest expense, net	191	118	753	391
EBITDA	(2,880)	771	(122)	2,885
Preopening expense [1]	824	922	1,752	2,463
Non-cash stock-based compensation	388	114	719	417
Non-recurring severance costs	731	-	731	-
GAAP rent-cash rent difference	(61)	7	(111)	(44)
Gain on disposal of assets	(9)	(9)	(5)	(35)
Asset impairment charge [1]	2,476	-	2,476	72
Adjusted EBITDA	$1,469	$1,805	$5,440	$5,758

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

1 Depreciation and amortization, preopening expense, and asset impairment charge have been reduced by any amounts attributable to non-controlling interests.

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Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.